UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 15, 2008

Hines Real Estate Investment Trust, Inc.
__________________________________________

(Exact name of registrant as specified in its charter)

Maryland	000-50805	20-0138854
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On January 22, 2009, Hines Interests Limited Partnership ("Hines") the sponsor of Hines Real Estate Investment Trust, Inc. ("Hines REIT" or the "Company") issued a press release relating to Hines REIT's acquisition of 345 Inverness Drive South and Arapahpoe Business Park in Denver, Colorado. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein are deemed to have been furnished and shall not be deemed to be "filed" under the Securities Exchange Act of 1934.

Item 8.01 Other Events.

Distribution Park Louveira and Aruacaria

On December 15, 2008, the Company acquired two industrial properties located in Brazil. The first, Distribution Park Aruacaria, is located in Curitiba, Brazil, and consists of one building that contains 459,585 square feet of net rentable area. The second property, Distribution Park Louveira, is located in Sao Paulo, Brazil, and consists of two buildings that contain 1,144,268 square feet of net rentable area. Both properties are 100% leased to DHL Exel, a transportation and delivery company, under four leases that expire in 2011, 2013 and 2019. The contract purchase price of the properties was R$269.9 million (approximately $114.9 million based on the exchange rate as of December 15, 2008), exclusive of transaction costs, financing fees and working capital reserves.

Grocery-Anchored Porfolio Debt

On December 19, 2008, WRI HR Venture Properties I LLC, a joint venture between subsidiaries of Hines REIT and Weingarten Realty Investors, borrowed $100.0 million from New York Life Insurance Company. The loan agreement provides for an interest-only loan and is secured by mortgages or deeds of trust and related assignments and security interests in eight properties owned by the joint venture. The borrowing matures on January 10, 2014 and bears interest at a rate of 6.0%. Hines REIT owns a 70% interest in the joint venture.

Denver Office/Flex Parks

On December 30, 2008, the Company acquired 345 Inverness Drive South and Arapahpoe Business Park, a portfolio of 10 office/flex buildings located in Denver, Colorado. Collectively, the buildings consist of 484,737 square feet of net rentable area and are 94% leased to a variety of tenants. The aggregate contract purchase price of these projects was $66.5 million, exclusive of transaction costs, financing fees and working capital reserves. In connection with this acquisition, the Company also assumed three mortgage loans totaling $35.7 million.

January 2009 Distribution

With the authorization of its board of directors, the Company declared distributions for the month of January 2009. These distributions will be calculated based on shareholders of record each day during January in an amount equal to $0.00175233 per share, per day. These distributions will be paid  in cash or reinvested in stock (for those participating in Hines REIT's dividend reinvestment plan) in April 2009.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits-

Press Release of Hines dated January 22, 2009

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the timing of payment of distributions, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward looking statements include the risks associated with property acquisitions and other risks described in the “Risk Factors” section of Hines REIT’s Registration Statement on Form S-11, its Annual Report on Form 10-K for the year ended December 31, 2007 and its other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Real Estate Investment Trust, Inc.

January 22, 2009	By:	/s/ Ryan T. Sims
Name: Ryan T. Sims
Title: Chief Accounting Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release of Hines dated Janauary 22, 2009